Exhibit 10.12

FORM OF INDEMNIFICATION AGREEMENT

AGREEMENT, dated as of ____________, 2013, by and between JGWPT Holdings Inc., a Delaware corporation (the “Company”), and ______________ (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is willing to serve as a director and/or officer of the Company, provided the Indemnitee is adequately protected against the risk of personal liability;

WHEREAS, the Company and the Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of companies in the current environment;

WHEREAS, certain basic protections against undue risk of personal liability of the Company’s directors and officers will be provided through insurance coverage providing reasonable protection at reasonable cost;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (as amended from time to time, the “Governance Documents”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and the Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions in the Governance Documents;

WHEREAS, as a condition to service on the Board of Directors of the Company, the Indemnitee has requested that, in addition to the protections afforded under insurance obtained by the Company and the protections provided by the Governance Documents, the Company agree to enter into this Agreement with the Indemnitee;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company, and that Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of the Indemnitee’s desire for protection against personal liability in order to enhance the Indemnitee’s service to the Company in an effective manner and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Governance Documents will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Governance Documents or any change in the composition of the governing bodies of the Company or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors’ and officers’ liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and of the Indemnitee’s service to the Company directly or, at its request, as a director, officer, trustee, manager, member, partner, managing member, tax matters partner, fiduciary, liquidator, receiver, agent, representative, employee, stockholders’ representative, board observer or independent contractor, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)                “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, the term “control” (including the terms “controlling, ” “controlled by” and “under common control with”) meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)               “Agreement” means this Indemnification Agreement, as amended from time to time hereafter.

(c)                “Board of Directors” means the Board of Directors of the Company.

(d)               “Claim” means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding, or appeal thereof, or any inquiry or investigation, whether instituted by the Company, any governmental, administrative or regulatory agency, any self-regulatory organization or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(e)                “Company Status” means the Indemnitee’s (i) past, present or future status or service as a director, officer, trustee, manager, stockholder, fiduciary, liquidator, receiver, agent, representative, employee, stockholders’ representative, board observer or independent contractor of the Company or (ii) past, present or future service on behalf of or at the request of the Company as a director, officer, manager, stockholder, member, partner, tax partner, fiduciary, stockholders’ representative, board observer, trustee or similar capacity or status at another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such other capacity or by reason of such other status.

(f)                “Fund Entities” means, with respect to any director who is designated to serve on a Board of Directors by an investment fund or similar entity, such investment fund or similar entity and any other entity affiliated therewith.

(g)               “Expenses” means all reasonable fees and disbursements (including, without limitation, attorneys’ fees, experts fees, mediators’ and arbitrators’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or otherwise participating in any way in (including on appeal), or preparing to investigate, defend, be a witness in or otherwise participate in, any Claim by reason of the Indemnitee’s Company Status.

(h)               “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Claim giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(i)                 “Jointly Indemnifiable Claim” means any Claim for which the Indemnitee may be entitled to indemnification from any of the Fund Entities or the Company pursuant to applicable law, any indemnification agreement or the Governance Documents or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and the Fund Entities.

(j)                 “Loss” means (i) all Expenses; (ii) all other liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company (which approval shall not be unreasonably withheld), paid or incurred in connection with any Claim relating to the Indemnitee’s Company Status, (iii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, except to the extent the Indemnitee has expressly agreed to be liable for such obligation through a guarantee or similar instrument, and (iv) any liabilities which the Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(k)               “Person” means any corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity, or any individual natural person.

2.             Basic Indemnification Arrangement: Advancement of Expenses.

(a)                In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) the Indemnitee’s Corporate Status, the Company shall indemnify the Indemnitee, or cause the Indemnitee to be indemnified, for all Loss actually incurred by the Indemnitee, to the fullest extent permitted, as a matter of law, under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), which is incorporated herein by reference, and shall be deemed to be applicable to the Company and Indemnitee to the same extent and in the same manner as though the Company were a corporation duly formed under Delaware law; provided, however, that no change in Section 145 of the DGCL, as incorporated by reference to this Agreement, shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Section 145 of the DGCL, as incorporated by reference, as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement.

(b)               If so requested by the Indemnitee, the Company shall advance, or cause to be advanced (within ten business days of such request), any and all Expenses actually incurred by the Indemnitee (an “Expense Advance”) in connection with any Claim relating to the Indemnitee’s Company Status. The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Expenses. The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors, Independent Counsel, or any other Person shall not have determined that the Indemnitee is not entitled to be indemnified under applicable law. However, the obligation of the Company to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that there is a final judicial determination of the applicable Claim (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee has engaged in conduct for which the Indemnitee would not be entitled to be indemnified, as a matter of law, under Section 145 of the DGCL were it applicable to the Company and to Indemnitee, and, if not specifically determined in connection with the adjudication of the relevant Claim, thereafter there is a final judicial determination that the Indemnitee is not entitled to be indemnified, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such Expense Advances as to which the preceding conditions have been satisfied (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee would not be entitled to be indemnified, as a matter of law, under Section 145 of the DGCL were it applicable to the Company and to Indemnitee. The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c)                Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled under this Agreement to indemnification or advancement of Expenses incurred in pursuing any Claim initiated by the Indemnitee unless (i) the Company has joined in or the Board of Directors of the Company has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d)               To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to the Indemnitee’s Company Status, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith, notwithstanding any earlier determination by the Board of Directors (or Independent Counsel, as the case may be) that the Indemnitee is not entitled to indemnification under applicable law.

3.             Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee subject to and in accordance with Section 2(b), which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Governance Documents and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that the Indemnitee shall be required to reimburse such Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by the Indemnitee, or the defense by the Indemnitee of an action brought by the Company or any other Person, as applicable, was frivolous or in bad faith.

4.             Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Loss in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of Loss to which the Indemnitee is entitled.

5.             Procedures for Advancement and Procedures for Indemnification.

(a)                The Indemnitee shall be entitled to an Expense Advance upon delivery to the Company of a notice of Claim for which indemnification may be sought hereunder and a written request for advancement, together with invoices or other appropriate documentation of Expenses for which an Expense Advance is requested. The Company shall make such Expense Advance without regard to whether a determination has been requested or made pursuant to Section 5(b) hereof, provided that the Indemnitee shall repay such Expense Advance in accordance with the terms and provisions of this Agreement.

(b)               At any time following delivery of a notice of a Claim and a written request for advancement as provided in Section 5(a), the Indemnitee may, at such time as determined by the Indemnitee in the Indemnitee’s sole discretion, request a determination of the Indemnitee’s entitlement to indemnification. The Board of Directors of the Company or Independent Counsel shall thereupon make a determination, in the particular instance, of the Indemnitee’s entitlement to indemnification as follows:

(i)          Determination by Board of Directors. If the Indemnitee elects, in the Indemnitee’s sole discretion, to have the Indemnitee’s entitlement to indemnification determined by the Board of Directors of the Company, the Board of Directors shall determine (by majority vote of directors who are not parties to the applicable Claim) whether the indemnification of the Indemnitee for the Claim(s) or for any part of any Claim(s) is legally permitted under Section 145 of the DGCL were it applicable to the Company and Indemnitee; provided, however, that if there are no directors of the Company who are not parties to the applicable Claim, the Indemnitee’s entitlement to indemnification shall be determined by Independent Counsel in accordance with Section 5(b)(ii) hereof. The Board of Directors shall make no other determination with respect to any Claim(s) or the Indemnitee.

(ii)          Determination by Independent Counsel. If the Indemnitee elects, in the Indemnitee’s sole discretion, to have the determination of the Indemnitee’s entitlement to indemnification hereunder made by Independent Counsel, the determination shall be made by Independent Counsel. Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the Board of Directors shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 2(d)) and shall be reasonably acceptable to the Company and the Indemnitee, and the Indemnitee or the Company, as the case may be, shall give written notice to the other, advising it or him of the identity of the Independent Counsel so selected. The Company or the Indemnitee, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to this Section 5(d), no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other Person as the Court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 5(b) hereof.

(iii)           Challenging an Adverse Indemnification Determination. If the Board of Directors or Independent Counsel, as the case may be, determines that the Indemnitee is not entitled to be indemnified under the terms of this Agreement and any other applicable agreement or other authority, the Indemnitee shall continue to be entitled to receive Expense Advances, and, pursuant to Section 2(b) hereof, the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made in the Claim (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law and, if not specifically determined in connection with the adjudication of the relevant Claim, thereafter there is a final determination that the Indemnitee is not entitled to be indemnified. The Indemnitee shall have the right to commence an action in any court of competent jurisdiction seeking an initial determination by the court or challenging any such determination by the Board of Directors or Independent Counsel, or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences such an action, any determination made by the Board of Directors or Independent Counsel that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding.

(iv)          Presumptions and Burden of Proof. Except as otherwise provided herein, any determination by the Board of Directors or Independent Counsel, as the case may be, that the Indemnitee is entitled to be indemnified under this Agreement shall be conclusive and binding upon the Company and Indemnitee. In connection with any determination by the Board of Directors, Independent Counsel, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Board of Directors, Independent Counsel or court, as the case may be, shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

6.             Reliance as Safe Harbor. The Indemnitee shall be entitled to indemnification for any action or omission made (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel, accountants or other advisors, were selected with reasonable care by or on behalf of the Company and the Indemnitee reasonably believed the matters relied upon were within such person’s professional or expert competence. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

7.             No Other Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Board of Directors or Independent Counsel to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Board of Directors or Independent Counsel that the Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.             Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Governance Documents, the laws of the State of Delaware, or otherwise; provided, however, that the Company hereby agrees that it shall be the primary indemnitor as provided in Section 13 of this Agreement with respect to any such advancement or indemnification rights the Indemnitee may have under the Governance Documents. To the extent that a change in the DGCL would permit greater indemnification by agreement or otherwise, were it applicable to the Company or Indemnitee, than would be afforded currently under this Agreement or the Governance Documents, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.             Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the same extent and as long as any directors and officers of the Company are covered under such policy or policies, and to the maximum extent of the coverage available for any of the Company’s other directors or officers.

10.           Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11.           Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.           Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that the Company shall not exercise against any Fund Entities any rights of subrogation under this Agreement, or under any other agreement or the law relating to advancement or indemnification.

13.           Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise as a result of the relationship between the Fund Entities and the Company and the service of the Indemnitee as a director and/or officer of the Company at the request of the Fund Entities, the Company acknowledges and agrees that the Company is the indemnitor of first resort, that the Company shall be fully responsible for all Expense Advances and the indemnification of all Expenses and Loss owed to the Indemnitee in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Fund Entities or any of their respective Affiliates. Under no circumstance shall the Company be entitled to any right of contribution by the Fund Entities or any of their Affiliates and no right of recovery the Indemnitee may have from the Fund Entities, or any of their respective Affiliates, shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Fund Entities, or any of their respective Affiliates, shall make any payment to the Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Claim, then: (a) the Fund Entity or Affiliate making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Fund Entities effectively to bring suit to enforce such rights; and (b) the Company shall fully indemnify and hold harmless the Fund Entities for all such payment(s) to the Indemnitee.

14.           Third Party Beneficiary Rights. Each of the Fund Entities and its respective Affiliates shall be third-party beneficiaries with respect to Paragraph 12 and Paragraph 13 of this Agreement and shall be entitled to enforce this Agreement against the Company as though each such Fund Entity or Affiliate were a party to this Agreement.

15.           No Duplication of Payments. Subject to Paragraph 13 hereof, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Governance Documents or otherwise) of the amounts otherwise indemnifiable hereunder.

16.           Defense of Claims. The Indemnitee shall give the Company prompt notice of any Claim relating to the Indemnitee’s Company Status (provided that the failure to give such prompt notice to the Company shall not relieve the Company of any indemnification obligation hereunder except to the extent that the defense of such Claim is prejudiced by the failure to give such prompt notice, and then only to such extent), and the Company shall have the right to undertake the defense of any Claim by counsel chosen by the Company and reasonably satisfactory to the Indemnitee. If the Company undertakes the defense of any such Claim, the Indemnitee may, at the cost and expense of the Company, retain separate co-counsel to defend Indemnitee, and shall, to the best of its ability, assist the Company, at the expense of the Company, in the defense of such Claim, and shall promptly send to the Company, at the expense of the Company, copies of any documents received by the Indemnitee that relate to such Claim. If the Company, within a reasonable time after receipt of notice of any such Claim, fails to defend the Indemnitee against which such Claim has been asserted, the Indemnitee shall (upon further notice to the Company) have the right to undertake the defense, compromise or settlement of such Claim on behalf of the Company. Notwithstanding the foregoing, (a) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnitee in a manner other than the payment of monetary liabilities, the Indemnitee shall have the right to defend such Claim and to compromise or settle such Claim (in such event, the Company may retain separate co-counsel and participate in the defense of such Claim); (b) the Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any claim effected by the Indemnitee without the Company’s prior consent, which consent shall not be unreasonably withheld, conditioned, or delayed; and (c) the Company shall not, without the written consent of the Indemnitee, settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee a release from all liability and adverse actions with respect to such Claim.

17.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (s) (whether direct or indirect, whether in one or a series of transactions, and whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company and/or its subsidiaries (on a consolidated basis), by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided that no such assumption shall relieve the Company from its obligations hereunder and any obligations shall thereafter be joint and several. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company and/or on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

18.           Security. Subject to the terms of any credit agreement, loan agreement, indenture or similar instrument to which the Company from time to time be a party, to the extent requested by the Indemnitee, the Company shall at any time and from time to time provide security to the Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

19.           Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, (a) the validity and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid or unenforceable, that are not themselves invalid or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid or unenforceable and to give effect to the terms of this Agreement.

20.           Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

21.           Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)           If to the Company, to:

JGWPT Holdings Inc.

201 King of Prussia Road

Radnor, Pennsylvania 19087

Fax: (484) 434-2371

Attention: David Miller, Chief Executive Officer

Email: dmiller@jgwentworth.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

920 North King Street

Wilmington, Delaware 19801

Attention: Steven J. Daniels, Esq.

Fax: (302) 651-3001

Email: steven.daniels@skadden.com

and

Reed Smith LLP

1650 Market Street

Philadelphia, Pennsylvania 19103

Attention: Lori L. Lasher, Esq.

Fax: (215) 851-1420

Email: llasher@reedsmith.com

(b)           If to the Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

22.           Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23.           Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JGWPT HOLDINGS, LLC

By:
Name: David Miller
Title: Chief Executive Officer

[______________]

ANNEX A

Name and Business Address:

[__________]

[__________]